February 2024

Preliminary Pricing Supplement No. 941
Registration Statement Nos. 333-275587; 333-275587-01
Dated February 5, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in International Equities

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 70% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 70% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 30%, investors will lose 1.4286% for every 1% decline in the worst performing underlying beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 11, 2026
Underlyings:	The EURO STOXX 50® Index (the “SX5E Index”) and the iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 70% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%,

$1,000

If the final level of either underlying is less than 70% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 30%,

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 30%) × downside factor]
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Initial level:

With respect to the SX5E Index, , which is the index closing value of such underlying on the pricing date

With respect to the EFA Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the SX5E Index, the index closing value of such underlying on the valuation date

With respect to the EFA Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Valuation date:	May 6, 2026, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Minimum payment at maturity:	None
Leverage factor:	At least 150%. The actual leverage factor will be determined on the pricing date.
Downside factor:	1.4286
Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting the EFA Shares
Buffer amount:	30%
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	February 6, 2024
Original issue date:	February 9, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61771WXM5 / US61771WXM53
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $964.00 per Buffered PLUS, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 20.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of two international equity underlyings

￭To potentially outperform the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF by taking advantage of the leverage factor

￭To obtain a buffer against a specified level of negative performance of the worst performing underlying

If the final level of either underlying is less than 70% of its respective initial level, investors will be negatively exposed on a leveraged basis to the decline in the worst performing underlying beyond the buffer amount and will lose some or all of their investment.

Maturity:	Approximately 2.25 years
Leverage factor:	At least 150%. The actual leverage factor will be determined on the pricing date.
Buffer amount:	30%
Downside factor:	1.4286
Minimum payment at maturity:	None. You may lose your entire initial investment in the Buffered PLUS.
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $964.00, or within $25.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the downside factor and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

February 2024 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF to the extent that the final level of each underlying is greater than its respective initial level. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 70% of its respective initial level, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 70% of its respective initial level, investors will lose 1.4286% for every 1% decline in the worst performing underlying beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance

The Buffered PLUS offer investors an opportunity to receive at least 150% of the positive return of the worst performing of the underlyings if both underlyings have appreciated in value. The actual leverage factor will be determined on the pricing date.

Upside Scenario if Both Underlyings Appreciate

Both underlyings increase in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus at least 150% of the underlying percent change of the worst performing underlying. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 70% of its respective initial level. At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Downside Scenario

The final level of either underlying is less than 70% of its respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS beyond the buffer amount of 30% times the downside factor of 1.4286. For example, if the final level of the worst performing underlying is 60% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 42.858% of principal at $571.42, or 57.142% of the stated principal amount. There is no minimum payment at maturity on the Buffered PLUS, and you could lose your entire initial investment.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying to less than 70% of its respective initial level will result in a loss of some or all of your investment, even if the other underlying has appreciated or has not declined as much.

February 2024 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual leverage factor and initial level for each underlying will be determined on the pricing date. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Hypothetical leverage factor:	150%
Hypothetical initial level:	With respect to the SX5E Index: 3,500 With respect to the EFA Shares: $70
Buffer amount:	30%
Downside factor:	1.4286

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SX5E Index: 3,850
EFA Shares: $98
Underlying percent change		SX5E Index: (3,850 – 3,500) / 3,500 = 10% EFA Shares: ($98 – $70) / $70 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 150% × 10%)
	=	$1,150

In example 1, the final levels of both the SX5E Index and EFA Shares are greater than their initial levels. The SX5E Index has appreciated by 10% while the EFA Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying, which is the SX5E Index in this example. Investors receive $1,150 per Buffered PLUS at maturity.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%.

Final level		SX5E Index: 4,900
		EFA Shares: $66.50
Underlying percent change		SX5E Index: (4,900 – 3,500) / 3,500 = 40% EFA Shares: ($66.50 – $70) / $70 = -5%
Payment at maturity	=	$1,000

In example 2, the final level of the SX5E Index is greater than its respective initial level, while the final level of the EFA Shares is less than its respective initial level. The SX5E Index has appreciated by 40%, while the EFA Shares have declined by 5%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 70% of its respective initial level.

February 2024 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Final level		SX5E Index: 3,850
EFA Shares: $35
Underlying percent change		SX5E Index: (3,850 – 3,500) / 3,500 = 10% EFA Shares: ($35 – $70) / $70 = -50%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 30%) × 1.4286]
	=	$1,000 + [$1,000 × (-50% + 30%) × 1.4286]
	=	$714.28

In example 3, the final level of the SX5E Index is greater than its respective initial level, while the final level of the EFA Shares is less than 70% of its respective initial level. While the SX5E Index has appreciated by 10%, the EFA Shares have declined by 50%. Therefore, investors are exposed on a leveraged basis to the negative performance of the EFA Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 30%, and receive a payment at maturity of $714.28 per Buffered PLUS. Under these circumstances, investors lose 1.4286% of the stated principal amount for every 1% decline of the final level of the worst performing underlying from its respective initial level beyond the buffer amount of 30%. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 70% of its respective initial level.

EXAMPLE 4: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%.

Final level		SX5E Index: 3,325
		EFA Shares: $65.80
Underlying percent change		SX5E Index: (3,325 – 3,500) / 3,500 = -5% EFA Shares: ($65.80 – $70) / $70 = -6%
Payment at maturity	=	$1,000

In example 4, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 30%. The SX5E Index has declined by 5% while the EFA Shares have declined by 6%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 5: The final level of each underlying is less than 70% of its respective initial level.

Final level		SX5E Index: 1,050
EFA Shares: $28
Underlying percent change		SX5E Index: (1,050 – 3,500) / 3,500 = -70% EFA Shares: ($28 – $70) / $70 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 30%) × 1.4286]
	=	$1,000 + [$1,000 × (-70% + 30%) × 1.4286]
	=	$428.56

In example 5, the final levels of both the SX5E Index and the EFA Shares are less than their respective initial levels by an amount greater than the buffer amount of 30%. The SX5E Index has declined by 70% while the EFA Shares have declined by 60%. Therefore, investors are exposed on a leveraged basis to the negative performance of the SX5E Index, which is the worst performing underlying in this example, beyond the buffer amount of 30%, and receive a payment at maturity of $428.56 per Buffered PLUS.

February 2024 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 30% will result in a loss of some or all of your investment, even if the other underlying has appreciated or has not declined as much.

February 2024 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest or guarantee the return of any of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. If the final level of either underlying is less than 70% of its initial level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying beyond the buffer amount, times the downside factor of 1.4286. As there is no minimum payment at maturity on the Buffered PLUS, you could lose your entire initial investment.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “iShares® MSCI EAFE ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to less than 70% of its initial level, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

February 2024 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

￭Investing in the Buffered PLUS is not equivalent to investing in either underlying or the stocks composing the SX5E Index or the MSCI EAFE® Index. Investing in the Buffered PLUS is not equivalent to investing in either underlying or the component stocks of either the SX5E Index or the MSCI EAFE® Index. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either the SX5E Index or the MSCI EAFE® Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to either underlying or the EAFE Index), including taking positions in stocks constituting the SX5E Index or

February 2024 Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

the EAFE Index or taking positions in the EFA Shares, futures and/or options contracts on the SX5E Index, the EFA Shares, the EAFE Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 70% of its respective initial level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the SX5E Index or the closing price of the EFA Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the Buffered PLUS as ordinary income. For example, due to the terms of the Buffered PLUS and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlyings. Your return on the Buffered PLUS is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 70% of its respective initial level as of the valuation date, you will lose some or all of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below 70% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The Buffered PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The Buffered PLUS are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE® Index (the “EAFE Index”), holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE® Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE® Index and the United States and other countries important to international trade and finance.

￭Adjustments to the SX5E Index could adversely affect the value of the Buffered PLUS. The publisher of the SX5E Index may add, delete or substitute the stocks constituting the SX5E Index or make other methodological changes that could change the value of the SX5E Index. The publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Buffered PLUS. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the EAFE Index. MSCI may add, delete or substitute the stocks constituting the EAFE Index or make other methodological changes that could change the level of the EAFE Index. MSCI may discontinue or suspend calculation or publication of the EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EAFE Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the EAFE Index and may hold securities that are different than those included in the EAFE Index.  In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the EAFE Index.  All of these factors may lead to a lack of correlation between the performance of EFA Shares and the EAFE Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performances of EFA Shares and the EAFE Index.  Finally, because the shares of the EFA Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the EAFE Index.

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares.  Any of these events could materially and adversely affect the price of the shares of the EFA Shares and, therefore, the value of the Buffered PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

the valuation date, even if the EFA Shares’ shares are underperforming the EAFE Index or the component securities of the EAFE Index and/or trading below the net asset value per share of the EFA Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that can affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on February 2, 2024:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	4,654.55
52 Weeks Ago:	4,241.12
52 Week High (on 1/30/2024):	4,662.70
52 Week Low (on 10/27/2023):	4,014.36

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2019 through February 2, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The closing value of the SX5E Index on February 2, 2024 was 4,654.55. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2019 to February 2, 2024

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Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter (through February 2, 2024)	4,662.70	4,403.08	4,654.55

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on February 2, 2024:

Bloomberg Ticker Symbol:	EFA UP
Current Share Price:	$75.15
52 Weeks Ago:	$72.09
52 Week High (on 2/1/2024):	$75.75
52 Week Low (on 10/27/2023):	$65.84

The following graph sets forth the daily closing prices of the EFA Shares for the period from January 1, 2019 through February 2, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EFA Shares for each quarter in the same period. The closing price of the EFA Shares on February 2, 2024 was $75.15. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EFA Shares have at times experienced periods of high volatility, and you should not take the historical values of the EFA Shares as an indication of future performance.

EFA Shares Daily Closing Prices January 1, 2019 to February 2, 2024

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2019
First Quarter	65.61	58.13	64.86
Second Quarter	66.99	63.40	65.73
Third Quarter	66.68	61.30	65.21
Fourth Quarter	69.66	63.25	69.44
2020
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2021
First Quarter	76.92	72.39	75.87
Second Quarter	81.95	76.86	78.88
Third Quarter	82.13	76.90	78.01
Fourth Quarter	81.83	76.40	78.68
2022
First Quarter	79.66	66.84	73.60
Second Quarter	74.59	61.48	62.49
Third Quarter	66.76	55.54	56.01
Fourth Quarter	67.79	55.71	65.64
2023
First Quarter	72.19	66.22	71.52
Second Quarter	73.90	70.67	72.50
Third Quarter	74.46	68.56	68.92
Fourth Quarter	75.47	65.84	75.35
2024
First Quarter (through February 2, 2024)	75.75	73.11	75.15

This document relates only to the Buffered PLUS offered hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

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Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of June 2023, the MSCI EAFE® Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	STOXX® Limited or any successor thereof
Share underlying index:	MSCI EAFE® Index (the “EAFE Index”)
Share underlying index publisher:	MSCI Inc. or any successor thereof
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

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Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority. We intend to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the Buffered PLUS is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the Buffered PLUS as ordinary income. For example, due to the terms of the Buffered PLUS and current market conditions, there is a substantial risk that the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with

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Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EFA Shares, in stocks constituting the SX5E Index or the EAFE Index, in futures and/or options contracts on the SX5E Index, the EFA Shares, the EAFE Index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of either underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation, by purchasing and selling the EFA Shares, the stocks constituting the SX5E Index or the EAFE Index, futures or options contracts on the SX5E Index, the EFA Shares, the EAFE Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the leverage factor, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this

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Buffered PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due May 11, 2026

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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